SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2002

MCRAE INDUSTRIES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-8578	56-0706710

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

402 North Main Street, Mt Gilead, NC		27306

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (910) 439-6147

ITEM 4. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANTS.

(a)  The following sets forth the information required by Item 304(a)(1) of Regulation S-K:

(i) On January 16, 2002 Gleiberman Spears Shepherd & Menaker, PA resigned as the Company’s principal accountant due to their merger with Grant Thornton LLP.

(ii) The reports of Gleiberman Spears Shepherd & Menaker, PA on the Company’s financial statements for the years ended July 28, 2001, July 29, 2000 and July 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The decision to change accountants was recommended by the Audit Committee and approved by the Company’s Board of Directors.

(iv) During the years ended July 28, 2001, July 29, 2000 and July 31, 1999, and through January 16, 2002 there were no disagreements with Gleiberman Spears Shepherd & Menaker, PA on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedure, which disagreements if not resolved to the satisfaction of Gleiberman Spears Shepherd & Menaker, PA would have caused them to make reference thereto in their reports on the financial statements for such periods.

(v) During the years ended July 28, 2001, July 29, 2000 and July 31, 1999 and through January 16, 2002, there have occurred none of the “reportable events” listed in Item 304(a)(1)(v) of Regulation S-K.

(b)  The Company has retained Grant Thornton LLP as its principal independent accountants, effective January 16, 2002. During the years ended July 28, 2001, July 29, 2000 and July 31, 1999 and through January 16, 2002, the registrant did not consult Grant Thornton LLP regarding any matter described in Item 304(a)(2) of Regulation S-K.

(c)  The Company has requested that Gleiberman Spears Shepherd & Menaker, PA furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated January 22, 2002, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  The following exhibit is filed herewith.

Exhibit No	Exhibit Description

16.1	Letter from Gleiberman Spears Shepherd & Menaker, PA confirming their agreement with the information contained in this filing.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCRAE INDUSTRIES, INC.

Date: January 22, 2002	By: /s/ D. Gary Mcrae

D. Gary McRae President and Chief Executive Officer

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SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

McRAE INDUSTRIES, INC.

Date of Event Reported:	Commission File No:

January 16, 2002	1-8578

Exhibit No	Exhibit Description

16.1	Letter from Gleiberman Spears Shepherd & Menaker, PA confirming their agreement with the information contained in this filing.

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